EXHIBIT 99.1

MGT Capital Investments, Inc. Provides Update on Recent Developments

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NEW YORK, August 22, 2011 - MGT Capital Investments, Inc. (“MGT”, “we”, or “the Company”) (AMEX: MGT), a holding company engaged in the medical imaging industry, is providing the following update on recent developments at the Company and its majority-owned subsidiary Medicsight PLC (“Medicsight” or “MDST”).  In addition, MGT is reporting a summary of its recently filed financial results (via SEC Form 10-Q on August 15, 2011) for the period ending June 30, 2011.

Highlights:

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On July 8, 2011, both the Company and Medicsight announced the initiation of internal investigations through Special Committees of the Boards of Directors relating to the potential misappropriation and/or misdirection of corporate funds.  Based upon the substantially complete results of the investigation, the Company has concluded that no adjustments or restatement of prior issued financial statements is required.  Although the investigation remains on-going, the Board is confident that the Company’s financial statements will not require a material restatement as a result of any additional irregularities discovered in the future.  Furthermore, the Company intends to seek all possible methods of recovery or restitution where appropriate and where the cost of doing so will not be greater than the expected outcome.

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In late July 2011, Medicsight was informed by the Japanese Ministry of Health, Labor and Welfare (“MHLW”) that several statistical data errors were encountered in their review of the application for approval of its MedicRead software for use in CT Colonography procedures.  Following informal guidance from MHLW, the Company has decided to withdraw the current submission and is assessing the next course of action.  In the meantime, the Board of Directors of Medicsight has decided to close the Tokyo office as part of an overall program of expense reduction and corporate simplification.

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In addition to closing the Tokyo office, management of Medicsight has decided to close several other subsidiaries in Australia, China and the UAE citing the unjustifiably high legal, regulatory and accounting costs of maintaining such entities. However, in order to better exploit the recent U.S. Food and Drug Administration’s approval of ColonCAD, the Company will open a U.S. subsidiary (Medicsight, Inc.) in New York.

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The Board of Directors of Medicsight has also agreed to call a General Meeting of stockholders on September 14, 2011 to vote on whether to cancel its Ordinary Shares from trading on the AIM Exchange and to re-register as a private company.  Given that recent results have diminished the ability to raise new capital, along with the relatively large expense of maintaining a public listing, Medicsight’s Board is recommending this course of action as in the best interest of Medicsight and all MDST stockholders.

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On August 16, 2011 Peter Venton resigned from the Board of MGT. This action was taken to ensure that at least one Board member of MDST is independent of MGT.  In light of the announcement of the proposal to cancel the AIM quotation, it was considered impracticable to recruit any further independent directors for MDST at the current time.  However, should shareholders not pass the resolutions to effect the cancellation of the AIM quotation, the Board of Directors of MDST will take steps to supplement its current Board with an additional independent non-executive Director.

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NYSE Amex LLC has halted trading in the common stock of MGT pending the restarting of trading of MDST shares on the AIM market in London.  We anticipate that trading in MDST shares will resume as of the date of this press release and that shares of MGT will resume trading thereafter. There can be no guarantee that MDST stock will resume trading in London or that the NYSE Amex LLC will resume trading of MGT common stock upon the resumption of trading of MDST shares.

Summary Financial Results for the period ended June 30, 2011

For the six months ended June 30, 2011 revenues from licensing and other sales were $264,000, compared to $326,000 for the corresponding period in 2010. Total operating expenses for the six months ended June 30, 2011 were $5.2 million, compared to total operating expenses of $6.1 million in the comparable period for 2010.

For the quarter ended June 30, 2011, the Company reported a net loss of $2.9 million, or $0.07 per share, compared to a net loss of $4.0 million, or $0.12 per share, for the same period in 2010. Net loss per share for the quarter ended June 30, 2011 was based on weighted average of 39.5 million shares outstanding, compared to a weighted average of 32.5 million shares outstanding for the comparable period in 2010.

As noted above, based upon the preliminary results of the Special Committee investigations, the Company has concluded that no adjustments or restatement of our prior issued financial statements was required.  However, based upon the preliminary results of the investigation, an additional weakness in internal controls over financial reporting was identified surrounding the identification and disclosure for related party relationships and related party transactions.  We will assess the effectiveness of our remediation efforts in connection with our management's tests of internal control over financial reporting in conjunction with our December 31, 2011 financial statements.

At June 30, 2011 the Company reported cash and cash equivalents of $5.7 million compared to $8.4 million as of December 31, 2010.  The decrease is mainly attributable to cash used in operating activities. As stated in the Company’s most recent 10-Q filing, MGT had sufficient cash on hand and availability in the line of credit facility with a related party to continue operations through October 2011.

As a result of an action designed by the Company and MDST to reflect accurate cost allocation due to the recent headcount reductions at Medicsight, a majority of the compensation of the Company’s executive officers will be borne by Medicsight, effective August 1, 2011.  In addition, the expiration of Medicsight’s office lease in London on August 25, 2011 and the concomitant move of the Company’s and Medicsight’s operations to less costly space will materially reduce occupancy expenses for the Company.  These actions will enable cash on hand and availability in the line of credit facility with a related party to allow MGT to continue operations through March 2012, at which point the Company may need to seek additional sources of financing.  There is no guarantee that additional sources will be available at terms acceptable to the Company or at all.

About MGT Capital Investments, Inc.

MGT is a holding company comprised of MGT, the parent company, and its wholly-owned subsidiaries:  MGT Capital Investments (U.K.) Limited, MGT Investments (Gibraltar) Limited, and Medicsight Nominees Limited.  In addition we also have a controlling interest in our operating subsidiary, Medicsight PLC, including its wholly owned subsidiaries.

Medicsight is a medical technology company focusing on medical imaging software development and medical hardware devices. Medicsight is listed on the AIM Market of the London Stock Exchange under the ticker symbol “MDST.”  The company provides Computer-Aided Detection (“CAD”) applications to analyze Computer Tomography (“CT”) scans in order to assist radiologists with early detection and measurement of colorectal polyps.  The CAD software received a CE Mark in 2009, which allows for sales in the European Union; In May of 2011, MDST’s software also received clearance from the U. S. FDA.  Revenue is presently limited as MDST attempts to commercialize its recent U.S. approval.  MDST has also developed an automated carbon dioxide medical inflation device and associated disposable tubing (MedicCO 2 LON) that is being commercialized in partnership with a global distributor.

On June 30, 2011, MGT held 83.75 million shares (53.85%) of the 155.5 million issued share capital of MDST.

Forward Looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact:

MGT Capital Investments, Inc.

Robert Ladd, Interim Chief Executive Officer
rladd@mgtci.com

Robert Traversa, Chief Financial Officer
rtraversa@mgtci.com